UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 19, 2018

CORE LABORATORIES N.V.
(Exact name of registrant as specified in its charter)
001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Strawinskylaan 913
Tower A, Level 9
1077 XX Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into Material Definitive Agreement.
On June 19, 2018, Core Laboratories N.V. and Core Laboratories (U.S.) Interests Holdings, Inc. entered into a Seventh Amended and Restated Credit Agreement (henceforth referred to as the “Amended Credit Agreement”) with various financial institutions which are parties to the Amended Credit Agreement (collectively, the “Lenders”), with Bank of America, N.A. also serving as administrative agent for the Lenders, swingline lender and as a letter of credit issuing bank.

The Amended Credit Agreement primarily includes the following changes:

•
To appropriately size the facility in line with the Company's intended uses, the aggregate borrowing commitment has been reduced from $400 million under the existing facility to $300 million; in addition, the Amended Credit Agreement provides an option to increase the commitment under the credit facility to $400 million, if certain conditions are met;

•	Extends the maturity of the revolving credit facility for a five year period ending on June 19, 2024;

•	Pricing under the Amended Credit Agreement is remaining substantially the same as the existing facility.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 31, 2018, the Company announced that, effective May 24, 2018, Christopher Hill would replace Richard Bergmark as Chief Financial Officer.  On June 25, 2018, the Company’s Compensation Committee (the “Committee”) set Mr. Hill’s 2018 annual base salary as Chief Financial Officer at $335,000 and also provided that he will be eligible to receive a maximum cash bonus for the year 2018 of up to One Hundred and Fifty percent (150%) of his base salary based upon certain relative and absolute 2018 performance criteria which are the same for the other named executive officers as described in the Company’s 2018 proxy statement filed on March 23, 2018. The Supervisory Board of Directors (the “Board”) approved this compensation arrangement in its June 25, 2018 resolution.

On June 25, 2018, the Board approved the appointment of Mr. Kevin Daniels to serve as the Company’s Chief Accounting Officer.  Mr. Daniels, age 55, has served as the Company’s Corporate Group Controller, a position he has held since August 2017. Since joining the Company in February 2010, Mr. Daniels has held various positions including Corporate Director of Taxes, Vice President of Corporate Taxes and Treasury. Prior to joining the Company, he worked at Halliburton from December 2000 to February 2010 and June 1989 to September 1998, where he held the position of Director of Tax Planning his last three years there. Mr. Daniels worked at Japan Tobacco International S.A. from September 1998 to December 2000, where he held the position of Tax Director - CIS & Baltics his last 1.5 years there.  Mr. Daniels worked at Touche Ross & Co. (now Deloitte) from January 1987 until February 1989, where he held the position of Tax Accountant. Mr. Daniels holds a BS in Accounting from the University of North Texas received in December 1986 and a MS in Tax from the University of North Texas received in December 1986. There are no transactions between the Company and Mr. Daniels that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
                (c)    Exhibits

10.1
Seventh Amended and Restated Credit Agreement, dated as of June 19, 2018, among Core Laboratories N.V. and Core Laboratories (U.S.) Interests Holdings, Inc. and the lenders party thereto with Bank of America, N.A., as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: June 25, 2018	By	/s/ Christopher S. Hill
Christopher S. Hill
Chief Financial Officer

CORE LABORATORIES N.V.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

10.1
Seventh Amended and Restated Credit Agreement, dated as of June 19, 2018, among Core Laboratories N.V. and Core Laboratories (U.S.) Interests Holdings, Inc. and the lenders party thereto with Bank of America, N.A., as administrative agent.